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                            ASSET PURCHASE AGREEMENT

        This ASSET PURCHASE AGREEMENT (this "Agreement"), dated September 16, 1997, is made by and among Perdue Farms Incorporated, a Maryland corporation ("Buyer"), Venture Milling Company, a Delaware corporation ("Seller"), and Zapata Protein, Inc., a Delaware corporation and the sole stockholder of the Seller ("Stockholder").

                              W I T N E S S E T H:

        Seller is engaged in the production, marketing and sale of blended proteins for feed ingredients (the "Business").

        Seller and Buyer wish to enter into this Agreement which sets forth the terms and conditions upon which Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer for the consideration stated herein substantially all of the operating assets used or useful in the conduct of the Business.

        In consideration of the direct and indirect benefits accruing to the Stockholder as the stockholder of the Seller, the Stockholder has agreed to be a party to this Agreement and confirm the Seller's representations and warranties hereunder to the extent set forth herein in order to induce the Buyer to enter into this Agreement, without which inducement the Buyer would not have entered into this Agreement.

        In consideration of the foregoing and of the covenants, agreements, conditions, representations and warranties hereinafter contained, and intending to be legally bound, Buyer, Seller and Stockholder hereby agree as follows:

                         1. PURCHASE AND SALE OF ASSETS.

        1.1 Assets Included. On the terms and subject to the conditions set forth in this Agreement and in reliance on the representations and warranties of Seller and the Stockholder, at the Closing (as defined in Section 3.1 hereof) Buyer shall purchase from Seller, and Seller shall sell, assign, transfer and deliver to Buyer, free and clear of any and all liabilities, judgments, pledges, liens, tax liens, claims, charges, security interests, exceptions or encumbrances whatsoever, except as disclosed in and permitted by this Agreement (collectively, "Liens"), all right, title and interest of Seller in and to all of the operating assets, rights and properties of Seller related to or used in the Business, of every nature, kind and description, tangible and intangible, wherever located, as of the date of this Agreement and as they exist on the Closing Date (except properties and assets disposed of and accounts receivable and notes receivable paid to Seller in full, each in the ordinary course of business between the date of this Agreement and the Closing



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Date), including without limitation, the assets, rights and properties specified below (collectively, the "Assets"):

               (a) the parcel of real property consisting of approximately 10 acres in Bridgeville, Sussex County, Delaware and described in SCHEDULE 5.10 hereto (the "Bridgeville Property")

               (b) all of Seller's leasehold improvements, furniture, furnishings and fixtures, equipment, inventory, spare parts and supplies, computer and other electronic systems, wherever the same are located, including, without limitation, the equipment and other items listed on SCHEDULE 5.5 hereto;

               (c) all of Seller's rights and interests in, to and under all leases, contracts and other agreements, whether oral or written, to which the Seller is a party and which are related to the Business and/or the Assets, including, the agreements listed in SCHEDULE 5.8 hereto and any other agreements of Seller existing on the Closing Date, except for any agreements that are completed or terminated in the ordinary course of Seller's business between the date hereof and the Closing Date (collectively, the "Assumed Contracts");

               (d) all of Seller's trademarks, trade names and service marks, including, without limitation, technology, all of Seller's rights and interests to the name "Venture Milling Co., Ltd." and all variations thereon, and all logos, designs, color patterns and schemes, phrases and other identifications of or relating to the Business and/or the Business and the goodwill associated therewith, and any and all licenses or other agreements relating to the use of any of the foregoing, and all of Seller's trade secrets, patents, know-how, including, feed formulations, proprietary computer software, telephone numbers of each location, and any other intellectual property or proprietary information, including, without limitation, the intellectual property or proprietary information listed on SCHEDULE 5.13 hereto and any manuals, applications, licenses or other agreements for any of the foregoing (collectively, the "Intellectual Property");

               (e) all of Seller's business records and files, customer lists, correspondence, inventory and supply records, accounting records, computer software, databases, vendor lists, sales records, personnel records, advertising/marketing literature, materials and records, and all other books and records relating to the Business and/or the Assets (but not including the corporate records of Seller), that are located at the Company's facility in Seaford, DE;

               (f) all of Seller's unpaid accounts receivable as at the Closing Date arising out of the operation of the Business by Seller in the ordinary course, together with all other receivables of Seller, accrued and unpaid as at the Closing Date (the "Accounts Receivable");

               (g) all cash and cash equivalents,

               (h) all of Seller's licenses, permits, franchises, consents, approvals, qualifications and orders of governmental authorities and other public or private authorizations



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relating to the Business and/or the Assets, to the extent transferable, including, without limitation, the permits and other items set forth on SCHEDULE
5.9 hereto;

               (i) all of Seller's outstanding prepaid expenses (to the extent transferable and excluding insurance) and other prepaid items relating to any of the Assets and/or the Business, and all other prepaid expenses paid by Seller through the Closing Date.

        1.2 Names Following the Closing. Immediately following the Closing, Seller will file an amendment to its Articles of Incorporation changing Seller's corporate name to a name that is not likely to cause confusion with the name "Venture Milling Co., Ltd."

        1.3    Assumption of Liabilities.

               (a) Except and solely to the extent provided in Section 1.3(b) below (the "Assumed Liabilities"), Buyer shall not assume, and shall not be deemed by anything contained in this Agreement to have assumed, any Liens, liabilities or obligations (contingent or otherwise) of any nature whatsoever, warranties and/or guarantees of Seller (all such Liens, liabilities or obligations, warranties and/or guarantees, the "Excluded Liabilities").

               (b) On and subject to the terms of this Agreement, the Buyer agrees to and shall only assume and become responsible for the following liabilities and obligations of Seller on the Closing Date; provided, such liabilities are not Excluded Liabilities (collectively, the "Assumed Liabilities"):

                      (i) all liabilities of Seller relating to the Business to the extent (and in the amount) specifically accrued for or reserved against in the Most Recent Financial Statement (excluding any liabilities of Seller to Stockholder and/or its affiliates under any lines of credit or notes payable); and

                      (ii) all liabilities of Seller relating to the Business which have arisen after the date of the Most Recent Financial Statement in the normal and ordinary course of the Business (excluding any liabilities of Seller to Stockholder and/or its affiliates under any lines of credit or notes payable, and other than any liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, tort, infringement, or other violation of law); and

                      (iii) all obligations of Seller accruing under the Assumed Contracts after the Closing Date; provided, however, it is specifically understood and agreed that Buyer shall not assume nor become responsible for any liability or obligation of Seller under the Assumed Contracts that arose or otherwise accrued on or prior the Closing Date unless such liability is specifically accrued for or reserved against in the Most Recent Financial Statement; provided further, however, it is also specifically understood and agreed that the lease with Southern States (the "Southern States Lease") pursuant to which the Seller leases certain real property located in Seaford, DE (the "Seaford Leased Property") is not an Assumed Contract and Buyer shall assume no liabilities or obligations thereunder.




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                                2. PURCHASE PRICE

        2.1 Purchase Price. In reliance on the representations, warranties and covenants set forth herein and in consideration of sale of the Assets, the Buyer shall pay the following consideration (the items provided for in (a) and (b) below are collectively referred to as the "Purchase Price"):

               (a) Pay to the Seller the purchase price of One Hundred and Eighty Thousand Dollars ($180,000), as adjusted in accordance with the provisions of Section 2.2 below (the "Cash Purchase Price"); such amount shall be wire transferred in immediately available funds to an account designated in writing by Seller at Closing; and

               (b)    Assume the Assumed Liabilities.

     2.2 Determination of Net Book Value Purchased; Post-Closing Purchase Price Adjustment.

               (a) Notwithstanding the above, it is understood that the Cash Purchase Price is based on a Net Book Value Purchased as of July 31, 1997 (as determined pursuant to and otherwise defined in Schedule 2.2 attached hereto) of $347,344 which specifically excludes the amount of $180,000 which is claimed by Buyer for undelivered product, which amount is not reflected on the Most Recent Financial Statements. As promptly as practicable following the Closing, and in any event not later than fifteen (15) days after the Closing Date, the Seller shall close the books of the Seller as of the Closing Date, and shall prepare and deliver to the Buyer a summary, with supporting calculations and detail, of the Net Book Value Purchased as of the Closing Date (the "Closing Net Book Value Purchased"). The Closing Net Book Value Purchased shall be calculated in the manner of the Net Book Value Purchased calculation as at July 31, 1997 attached hereto. If the Closing Net Book Value Purchased is less than $347,344, the Seller shall promptly pay to the Buyer an amount in cash equal to such negative difference (to be treated as a reduction in the Cash Purchase Price). If the Closing Net Book Value Purchased is more than $347,344, the Buyer shall promptly pay to the Seller an amount in cash equal to such positive difference (to be treated as additional Cash Purchase Price). No payments shall be required hereunder if the Closing Net Book Value Purchased is equal to $347,344. Any dispute with respect to the calculation of the Closing Net Book Value Purchased shall be conducted in the manner described in subsection (b) below.

               (b) (i) The Buyer may dispute the Closing Net Book Value Purchased by notifying the Seller in writing setting forth, in reasonable detail to the extent possible, the amount(s) in dispute and the basis for such dispute, within 10 business days of the Buyer's receipt of the Closing Net Book Value Purchased. In the event of such a dispute, the Buyer and the Seller shall attempt in good faith to resolve such dispute, and any resolution by them as to any disputed amount(s) shall be final, binding and conclusive on the Buyer and the Seller.

                   (ii) If the Seller and the Buyer do not resolve any such dispute within 10 business days of the date of receipt by the Seller of the Buyer's written notice of dispute, the




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Buyer and the Seller shall, within 3 additional business days, submit any such unresolved dispute to an independent accounting firm of national reputation appointed jointly by the Buyer and the Seller (neither of which may unreasonably withhold or delay such appointment) (the "Independent Accounting Firm"), which firm shall, within 30 business days of each such submission, resolve such remaining dispute, and such resolution shall be binding and conclusive on the Buyer and the Seller. The fees and disbursements of the Independent Accounting Firm shall be borne by the Seller and the Buyer in the proportion that the aggregate amount of disputed item submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed item so submitted.

                      (iii) The Closing Net Book Value Purchased, adjusted for the resolution of any and all disputes pursuant to subsection (i) or (ii) above, will be deemed to be the Closing Net Book Value Purchased for purposes of (a) above upon the later of (A) the lapse of the 20 day period referred to in subsection (b)(i) above, (B) to the extent any amount is still in dispute, the lapse of the 10 day period referred to in subsection (b)(ii) above or (C) such later date upon which all disputes submitted to the Independent Accounting Firm pursuant to subsection (b)(ii) above have been resolved.

        2.3 Allocation of the Purchase Price. The Purchase Price shall be allocated by the Buyer in its sole discretion; such allocation to be delivered to the Seller within ninety (90) days after the Closing Date. The parties agree to make consistent use of the Buyer's allocation. Also, to the extent required by law, the Seller and the Buyer shall each complete, execute and timely file with the Internal Revenue Service with its respective income tax return for the taxable year that includes the Closing Date, an Internal Revenue Service Form 8594 (or such other Internal Revenue Service Form as may then be prescribed for use by applicable Income Tax Regulations) to comply with the applicable asset acquisition reporting requirements of Section 1060 of the Code and the Income Tax Regulations thereunder. Form 8594 shall be completed by the Seller and the Buyer based on, and shall in all events be consistent with, the allocation of the Purchase Price among the Assets as determined by the Buyer.

                                   3. CLOSING.

        3.1 Time and Place. Subject to earlier termination of this Agreement pursuant to Section 11 below, the closing of the transactions contemplated hereunder (the "Closing") shall take place on September 16, 1997 at 9:00 a.m., or such other date as the parties may agree, at the offices of Piper & Marbury L.L.P., 36 South Charles Street, Baltimore, Maryland 21201. The time and date of the Closing are herein referred to as the "Closing Date," and the term "Closing Date" shall include the date on which the transactions contemplated hereunder are consummated.

        3.2 Deliveries by the Buyer. At the Closing, the Buyer shall deliver or cause to be delivered to the Seller, or to such other person or persons as required by this Agreement, the following:




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               (a) the Purchase Price in the manner provided under Section
2.1(a) hereof;

               (b) a General Assignment and Bill of Sale in a form' reasonably acceptable to the parties (the "Bill of Sale");

     (c) an Assignment and Assumption Agreement in a form reasonably acceptable to the parties (the "Assignment Agreement");

               (d) certificate of the Secretary of the Buyer showing the signatures of those officers of the Buyer authorized to sign this Agreement and other agreements and instruments provided for herein on behalf of the Buyer and certifying that said signatures are the signatures of said authorized officers;

               (e) a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Buyer, certifying that (i) all of the representations and warranties made by the Buyer under this Agreement and the Schedules hereto and under all other documents given or delivered by the Buyer pursuant hereto are accurate, true and complete, and (ii) all of the covenants, obligations and conditions to be performed as of the Closing Date on the Buyer's part have been duly performed;

              (f) a certificate of Good Standing of the Buyer issued by the appropriate authority in Maryland as of a date recently preceding the Closing Date; and

               (g) all other documents reasonably necessary or appropriate to effectuate the purchase and sale of the Assets and the assumption of the Assumed Liabilities as of the Closing Date.

        3.3 Deliveries by Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer (unless previously delivered) the following:

               (a) the Bill of Sale;
               (b) the Assignment Agreement;

               (c) consents to the assignment and assumption of the Assumed Contracts set forth in SCHEDULE 5.8 hereto;

               (d) UCC-3 termination statements, together with any other releases or consents to the transfer of the Assets reasonably deemed necessary by the Buyer, executed by the respective creditors of the Seller, terminating any Liens on the Assets;

               (e) certificates of the Secretary of each of the Stockholder and the Seller showing the signatures of those officers authorized to sign this Agreement and other agreements and instruments provided for herein on behalf of the Stockholder and the Seller, as the case may be, and certifying that said signatures are the signatures of said authorized officers;


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               (f) a copy of the resolutions adopted by the Stockholder and directors of the Seller, certified by the Secretary of the Stockholder and the Seller, as the case may be, as having been duly and validly adopted and as being in full force and effect on the date hereof, authorizing the execution and delivery by the Stockholder and the Seller, as the case may be, of this Agreement and other agreements and instruments executed and delivered by the Stockholder and the Seller, as the case may be, as provided for herein, and the performance by the Stockholder and the Seller, as the case may be, of the transactions contemplated hereby and thereby;

               (g) a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Seller, certifying that (i) all of the representations and warranties made by the Seller (with the Stockholder) under this Agreement and the Schedules hereto and under all other documents given or delivered by the Seller pursuant hereto are accurate, true and complete, and
(ii) all of the covenants, obligations and conditions to be performed as of the Closing Date on the Seller's part have been duly performed;

               (h) a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Stockholder, certifying that (i) all of the representations and warranties made by the Stockholder (with the Seller) under this Agreement and the Schedules hereto and under all other documents given or delivered by the Stockholder pursuant hereto are accurate, true and complete, and (ii) all of the covenants, obligations and conditions to be performed as of the Closing Date on the Stockholder's part have been duly performed;

                (i) a Certificate of Good Standing of Seller issued by the Secretary of State of Delaware as of a date recently preceding the Closing Date;

               (j) a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Seller, certifying that the information referenced in SCHEDULE 2.2 hereto is accurate, true and complete; and

               (k) all other documents reasonably necessary or appropriate to effectuate the purchase and sale of the Assets and the assumption of the Assumed Liabilities as of the Closing Date, including, without limitation, a special warranty deed for the transfer of the Owned Real Property.

         3.4 Other Deliveries and Actions. At the Closing, the
Seller shall pay any transfer, registration, recording or other taxes payable in connection with the transfer of the Assets hereunder.

                   4. REPRESENTATIONS AND WARRANTIES OF BUYER.

        The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).


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        4.1 Organization and Good Standing. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

        4.2 Authority. The Buyer has the full right, power and authority to (a) own, lease or operate all of its properties and assets and to carry on its business as and where it is now being conducted, and (b) execute, deliver and perform this Agreement and each other transaction document to which it is a party. The Buyer has the corporate power and authority and has taken all necessary corporate action, to execute, deliver and perform this Agreement and each other transaction document to which it is a party. This Agreement has been, and when executed and delivered by the Buyer at the Closing shall be, duly executed and delivered by the Buyer and, assuming the due execution and delivery by the Seller and the Stockholder, constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

        4.3 Validity of Contemplated Transactions; Consents and Approvals. The execution, delivery and performance by the Buyer of this Agreement and each other transaction document to which it is a party, and the transactions contemplated hereby and thereby, will not (a) contravene or violate the Articles of Incorporation or Bylaws of the Buyer or any applicable judgment, decree, order, regulation or law that is binding on or applicable to the Buyer; (b) result in a violation or default under, termination or modification of, or conflict with, or permit the acceleration of any obligation under, or require the consent or approval of any party to, any material contract or other instrument to which the Buyer is a party; or (c) require the Buyer to give notice to, make any filing with, or obtain any permit, authorization, consent or approval from, any federal, state, local or other governmental court, agency or body or other public authority, or third party.

        4.4 Broker's and Finder's Fees. Neither the Buyer nor any of its directors, stockholders, employees or affiliates has, on behalf of Buyer, employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to the Buyer for any such fee or commission to be claimed by any person or entity. The Buyer agrees to indemnify and hold harmless the Seller and the Stockholder from any and all fees due to any broker, finder, or consultant, retained by or claiming through or under the Buyer or any of the Buyer's directors, stockholders, employees or affiliates with respect to the transaction contemplated hereby.

                  5. REPRESENTATIONS AND WARRANTIES OF SELLER.

        The Seller and the Stockholder, jointly and severally, represent and warrant to the Buyer that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement through this Section 5).


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        5.1 Organization and Good Standing. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

        5.2 Authority. (a) The Seller has the full right, power and authority to
(i) own or lease all of the properties and assets owned or leased by it and to conduct the Business as the same is now being conducted and has been conducted for all periods prior to the Closing Date, and (ii) execute, deliver and perform this Agreement and each other transaction document to which it is a party. This Agreement has been duly executed and delivered by the Seller and, assuming the due execution and delivery by the Stockholder and the Buyer, constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

        (b) The Stockholder also has the full right, power and authority to execute, deliver and perform this Agreement and each other transaction document to which it is a party. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery by the Seller and the Buyer, constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

        5.3 Validity of Contemplated Transactions; Consents and Approvals. The execution, delivery and performance by the Seller of this Agreement and each other transaction document to which it is a party, and the transactions contemplated hereby and thereby, will not contravene or violate the Articles of Incorporation or Bylaws of the Seller or any applicable judgment, decree, order, regulation or law that is binding on or applicable to the Seller, the Business and/or any of the Assets or, except as set forth in SCHEDULE 5.3 and except where such default, termination modification, conflict, acceleration, consent, failure to give notice or to file or obtain any consent to the imposition of any Lien would not, either individually or in the aggregate, have a material adverse effect on the Business or any of the Assets or on the ability of the parties to consummate the transactions contemplated by this Agreement, (a) result in a violation or default under, termination or modification of, or conflict with, or permit the acceleration of any obligation under, or require the consent or approval of any party to, any Assumed Contract; (b) require the Seller to give notice to, make any filing with, or obtain any permit, authorization, consent or approval from, any federal, state, local or other governmental court, agency or body or other public authority, or third party; or (c) result in the creation or imposition of any Liens upon the Business or any of the Assets (except Liens imposed by or through the Buyer). The Seller has made all material filings and notifications required to be made by it under such laws, ordinances and regulations.

        (b) The execution, delivery and performance by the Stockholder of this Agreement and each other transaction document to which it is a party, and the transactions contemplated hereby and thereby, will not contravene or violate the Articles of Incorporation or Bylaws of the






                                      -9-


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Stockholder or any applicable judgment, decree, order, regulation or law that is binding on or applicable to the Stockholder.

        5.4 Compliance with Regulations and Court Orders. To the best of Seller's knowledge, the Seller, and the ownership, use and operation by the Seller, or any other person or entity, of the Business or any of the Assets, is in material compliance with all, and is not in material violation of any, (i) applicable Federal, state, local and foreign laws, ordinances and regulations, or (ii) applicable court order or other legal restriction binding upon the Business or any of the Assets.

        5.5 All Assets; Title to and Condition of Personal Property; Third-Party Rights.

               (a) SCHEDULE 5.5 sets forth a summary of all material assets of Seller of the type described in Section 1.1(a) as of September 15, 1997 identified by location.

               (b) The Assets constitute substantially all of the assets used in the conduct of the Business, and no affiliate of the Seller or any other person or entity owns or has any other interest in the Assets. The Seller is the owner of and has good and marketable title to all of the Assets, free and clear of all Liens, except (i) to the extent reflected in the Most Recent Financial Statements (as defined below), as applicable, (ii) for Liens set forth on
SCHEDULE 5.5, and (iii) for mechanics', carriers', workmen's, repairmen's or other similar Liens arising from or incurred in the ordinary course of business consistent with past practices (the Liens described in clauses (i) through (iii) above are hereinafter referred to collectively as, "Permitted Liens"). There are no existing contracts or agreements with, or rights in, any third party to acquire any of the Assets or any interest therein.

        5.6 Litigation and Claims. (a) To the best of Seller's knowledge, and except for the litigation titled "Papillon Agricultural Products v. Venture Milling Company, Ltd.," which is not an Assumed Liability hereunder, there are no claims, litigation or other action, at law or in equity, arbitration proceeding, governmental proceeding or investigation, pending or, to the best of the Seller's knowledge, threatened, against the Business or any of the Assets or the transfer of the Assets hereunder; and the Seller is not, with respect to the Business and/or any of the Assets, subject to any order of any court, regulatory commission, board or administrative body entered in any proceeding to which it is or was a party and which is binding upon the Business or any of the Assets as of the date hereof.

               (b) To the best of Seller's knowledge, the transfer of the Assets hereunder and the operation and maintenance of the Business and/or any of the Assets by the Seller do not materially contravene or violate any ordinance or other administrative regulation or any provision of applicable law or rule, regulation, order or direction of any judicial, administrative or other governmental authority having jurisdiction which is now in effect or which has been enacted, issued or adopted and is binding upon the Business or any of the Assets as of the date hereof.

        5.7 Financial Statements; Undisclosed Liabilities. Attached hereto as
SCHEDULE 5.7 are the unaudited balance sheet and statement of income or loss for the period ended July 31, 1997




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(the "Most Recent Financial Statements"). The Most Recent Financial Statements
consistently and fairly present the financial position and results of operations of the Business in all material respects as at the dates and for the periods covered. Except as set forth on SCHEDULE 5.7, the Seller does not have any liabilities or obligations, except for (i) liabilities or obligations set forth on the face of the Most Recent Financial Statements, and (ii) liabilities or obligations incurred in the ordinary course of business which have risen after the Most Recent Financial Statements. The Accounts Receivable represent valid obligations arising from sales actually made or services actually performed by Seller in the ordinary course of business, with appropriate evidence of sales made and services performed maintained by Seller, and are collectible in the amounts set forth on the Financial Statements.

        5.8 Contracts. (a) SCHEDULE 5.8 hereto lists with respect to the Business and/or any of the Assets, the following written or oral agreements to which the Business or any of the Assets is party or subject: (i) contracts, agreements or obligations that are (A) for a term of more than 30 days and cannot be terminated within 30 days, or (B) entered into outside the ordinary course of business; (ii) real property leases; (iii) personal property leases;
(iv) employment contracts with any consultant or employee; (v) instruments creating any Liens or evidencing or relating to indebtedness for borrowed money;
(vi) contracts containing covenants not to enter into or consummate the transactions contemplated hereby; (vii) contracts restricting the Seller's ability to compete in any geographic region in any line of business; (viii) confidentiality or similar agreements, pursuant to which the Seller or employee thereof is restricted from using or disclosing any information; (ix) franchise, manufacturer's representative, distributorship or similar agreements (including with Buyer or an affiliate of Buyer); or (x) contracts, agreements or obligations that involve or would involve annual payments by the Seller or receipts by the Seller of more than $25,000. All of the contracts, agreements and obligations that are material to the Business and/or any of the Assets are listed in SCHEDULE 5.8.

               (b) Except as disclosed on SCHEDULE 5.8, each Assumed Contract has been entered into in the ordinary course of business, is legal, valid, binding and enforceable in accordance with its terms, is in full force and effect, and will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated herein. The Seller is not in default in any material respect under any Assumed Contract. Except as noted on SCHEDULE 5.8, and to the knowledge of Seller, all parties to the Assumed Contracts have complied in all material respects with the provisions thereof, no party is in default, or has received notice of default, thereunder, or no event has occurred that, but for the passage of time or the giving of notice or both, would constitute a default thereunder, and the Seller has neither given nor received any notice of cancellation or termination thereunder.

        5.9 Licenses. SCHEDULE 5.9 sets forth a list of all of the Seller's licenses, permits, franchises, consents, approvals, authorizations, qualifications and orders of governmental authorities relating to the Business and/or any of the Assets (the "Permits"), and such Permits constitute all material licenses, permits, franchises, consents, approvals, authorizations, qualifications and orders of governmental authorities necessary to conduct the Business and to operate and/or use the Assets as such is now being conducted, operated and used. The Seller has



                                      -11-


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paid all fees and charges due in connection with the Permits, and all such
Permits are in full force and effect in all material respects. The Seller is in substantial compliance with, and has not received notice of any noncompliance with respect to, the terms and conditions of any such Permit in any case where noncompliance could have a material adverse effect on the Business and/or any of the Assets, and no proceeding is pending or, to the knowledge of Seller, threatened to revoke or limit any such Permit.

        5.10 Real Property. (a) The Bridgeville Property is the only real property and/or interest in real property owned in fee by the Seller (for purposes of this Section 5.17, the "Owned Real Property"). The Seaford Leased Property is the only real property and/or interest in real property leased by the Seller (for purposes of this Section 5.11, the "Leased Real Property"; collectively, with the Owned Real Property, the "Real Properties"). SCHEDULE
5.10 hereto sets forth the address and legal description of the Real Properties and identifies any consents required in connection with the consummation of the transactions contemplated by this Agreement. True and correct copies of (i) the deeds for the Owned Real Property and (ii) the Southern States Lease, as the same have been amended, modified or supplemented, have been delivered to the Buyer by the Seller. All of the real property used in, held for use by or related to the Business is set forth in SCHEDULE 5.10 hereto.

               (b) The Seller has good and marketable fee simple title to the Owned Real Property. The Owned Real Property is free and clear of all Liens of any nature except (A) Liens set forth on Buyer's title policy, (B) Liens for taxes, special assessments or governmental charges or levies if the same shall not yet be due and payable, (C) Liens to secure indebtedness reflected on the Financial Statements; and (D) mechanic's, materialmen's and other similar Liens that have arisen in the ordinary course of business in respect of obligations which are not delinquent or material in amount (collectively, "Permitted Liens"). The Seller has not entered into any contract, arrangement or understanding with respect to the future ownership, development, use, occupancy or operation of any of the Real Property. The Seller has the right to use and operate each Real Property in the manner currently being used and operated. To the best of Sellers' knowledge, no facts exist which affect, or will affect after Closing, such rights of use and operation.

               (c) To the best of Seller's knowledge, each Real Property and the operation of the Business thereon as currently being operated complies in all material respects with all Laws (including, without limitation, zoning laws).

               (d) No notice of violation of Law has been received by the Seller or, to the best of the Seller's knowledge, has been issued by any Governmental Authority with respect to any Real Property.

        5.11 Environmental Matters. (a) To the best of Seller's knowledge, and except as set forth on SCHEDULE 5.11 hereto, the Seller is in compliance in all material respects with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Seller of all permits and other governmental authorizations necessary to operate the Seller



                                      -12-


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as it is currently being operated or as required under applicable Environmental
Laws, and material compliance with the terms and conditions thereof. The Seller has not received any communication (written or oral), whether from an applicable authority, citizens group, employee or otherwise, that alleges that the Seller is not in such compliance in all material respects.

               (b) To the best of Seller's knowledge, there are no private agreements or administrative or judicial judgments, orders, or decrees against the Seller that relate to violations of or liability under Environmental Law with respect to the Business or to the Release, discharge, emission or disposal of Hazardous Materials on or under Real Properties.

               (c) To the best of Seller's knowledge, there have been no Releases, discharges, emissions or disposal of Hazardous Materials by the Seller on or under the Real Property that have not been remediated to the satisfaction of the applicable authority with jurisdiction over said Release, discharge, emission or disposal. To the best of Seller's knowledge, neither the business of the Seller nor the Real Property is nor contains a treatment, storage, or disposal facility as defined by the federal Resource Conservation and Recovery Act, 42 U.S.C. 'SS' 6901 et seq. or the analogous state law. No notice has been given to the Seller or Seller that the Seller, the Seller or the Buyer, will be required to conduct closure, post closure, or corrective action with respect to the Real Property or the Business pursuant to the Resource Conservation and Recovery Act or the analogous state law, as a result of activities at the Real Property or the Business prior to the Closing Date.

               (d) To the best of Seller's knowledge, (i) all on-site locations where Hazardous Materials have been disposed of or released by the Seller are identified in SCHEDULE 5.11 hereto, (ii) all underground storage tanks, and the capacity and contents of such tanks, located or formerly located on the Real Property, are identified in SCHEDULE 5.11 hereto, and (iii) except as set forth in SCHEDULE 5.11 hereto, no polychlorinated biphenyls are used or stored on the Real Property.

               (e) For purposes of this Agreement, (i) "Environmental Law" means all applicable current federal, state and local statutes, laws, ordinances, rules, regulations, decrees, judgments, orders and common law decisions relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata, or natural resources) including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials (including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 'SS''SS' 9601 et seq.; the Solid Waste Disposal Act, 42 U.S.C. 'SS''SS' 6901 et seq.; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. 'SS''SS' 11001 et seq.; the Toxic Substances Control Act, 15 U.S.C. 'SS''SS' 2601 et seq. the Federal Water Pollution Control act, 33 U.S.C. 'SS''SS' 1251 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. 'SS''SS' 1801 et seq.; and the Clean Air Act, 42 U.S.C. 'SS''SS' 7401 et seq.; (ii) "Hazardous



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Materials" shall mean any waste (including solid wastes), toxic substance, hazardous substance, pollutant, contaminant, oil, asbestos, polychlorinated biphenyl, and non-indigenous radioactive material, as defined and within the context used under any Environmental Law; and (iii) "Release" means any release, spill, emission, discharge, leaking, pumping, pouring, emptying, escaping, injection, deposit or disposal into the environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

        5.12 Inventory. The Inventory is in good condition and consists of items of quantity, valued at cost and quality usable and salable in the ordinary course of business.

        5.13   Intellectual Property.

               (a) SCHEDULE 5.13 lists: (i) all trademarks, trade names, trademark license agreements, logos, trade styles, service marks, and other sources of business identifiers of the Business , including for each such registered mark, name, etc., the application or registration number, country, filing or registration and expiration date; (ii) all other intellectual property, whether owned by or licensed to the Seller, used in the Business; and
(iii) all licenses and other contracts to which the Seller is a party (either as licensor, licensee, sublicensor or sublicensee) and which affects the validity of or right to use the Marks, trade secrets or other proprietary information used in or relating to the Business.

               (b) The Seller has good, valid, subsisting, unexpired and enforceable title to, or otherwise possesses adequate rights to use, all Intellectual Property listed in SCHEDULE 5.13. To the knowledge of the Seller, no governmental authority has rendered any holding, decision or judgment that would limit, cancel or question the validity of any of the Intellectual Property, and there has not been any administrative, judicial, arbitration or other adversary proceedings concerning the Intellectual Property. The Seller is not a party to any license or agreement whether as licensee, licensor or otherwise, with respect to any of the Intellectual Property.

               (c) To the knowledge of the Seller, no assets, properties or rights of the Seller or used in the Business have infringed upon any patent, trademark, trade name, copyright, or other intellectual property, or misappropriated or misused any invention, trade secret or other proprietary information of another person entitled to legal protection. Except as set forth in SCHEDULE 5.13, to the knowledge of the Seller, no person has asserted any claim regarding the use of, or challenging or questioning the Seller's right or title in, any Intellectual Property, or challenging or questioning the validity or effectiveness of any license, contract or commitment relating thereto, and the Seller does not know of any valid basis for any such claim.

        5.14 Brokers. Neither the Seller, nor any of its directors, stockholders, employees or affiliates has, on behalf of the Seller, has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in



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connection with the transactions contemplated hereby, nor is there any basis known to the Seller for any such fee or commission to be claimed by any person or entity.

        5.15 Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, SELLER MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, WHICH WARRANTIES ARE HEREBY DISCLAIMED.

        5.16 Knowledge of Seller. For purposes of this Section 5, the Seller or the Stockholder will be deemed to have "knowledge" of a particular fact or other matter if such fact or matter is set forth in a written letter, agreement or other document provided to or in the possession of either the Seller or the Stockholder, or if any executive or officer of either the Seller or the Stockholder (excluding George G. Betton, Jr.), after due inquiry with respect to each such executive or officer's areas of responsibility, had actual knowledge of such particular fact or other matter.

                                  6. COVENANTS.

        6.1    Access to Information.

               (a) Following the execution of this Agreement and prior to the Closing Date, the Buyer and its counsel, accountants and representatives will have full access during normal business hours to all of the offices, books, records, employees and customers of the Seller, and the Seller will promptly furnish to the Buyer copies of or access to all documents and information concerning the properties and affairs of the Business that the Buyer may reasonably request. The Seller will provide reasonable access for the Buyer to key employees of the Seller and to other employees provided that confidentiality regarding the transactions contemplated hereby is maintained. The Buyer will use its best efforts to conduct its review of information with minimal disruption to the Seller's operations.

               (b) After the Closing, both the Buyer and the Seller will cooperate with the other to provide the other, upon written request, with access to books and records pertaining to the Business, the Assets and the Seller prior to the Closing Date to the extent such information is reasonably required by the other party in the conduct of the Business (including for the preparation of tax information), in connection with the ownership and use of the Assets or otherwise, at no cost to the party providing the information.

        6.2 Conduct of Business. Following the execution of this Agreement and prior to the Closing Date, the Seller will operate the Business only in accordance with its usual and customary business practices. Seller agrees that it will not enter into any contract or commitment, increase any expenditures, waive any rights or enter into any other transaction affecting the Business other than in the ordinary course of business and in conformity with past practices.



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        6.3 Consents and Conditions. Following the execution of this Agreement and prior to the Closing Date, the parties agree to use their best efforts to cause all of the conditions to the consummation of this Agreement to be fulfilled, including obtaining all necessary consents to the assignment of the Assumed Contracts. Buyer agrees to reasonably cooperate with Seller in respect of the such consents.

        6.4 Use of Best Efforts. Each of Seller and Buyer will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions to Closing set forth in Sections 9 and 10).

        6.5 Accounts Receivable Obligors. The Seller shall cooperate with the Buyer in making all necessary or desirable arrangements so that, at no cost to the Sellers, checks and other payments on Accounts Receivable may be deposited into the Buyer's bank accounts after Closing without endorsement by the Seller.

        6.6 Insurance. The Seller shall continue insurance coverage on the Assets in full force and effect to and including the Closing Date.

        6.7    Other Covenants.

               (a) On and after the Closing Date, Buyer agrees to perform and comply with all the terms, provisions, covenants and conditions of the Assumed Liabilities.

               (b) On and after the Closing Date, Seller agrees to perform and comply with all the terms, provisions, covenants and conditions of the Excluded Liabilities.

        6.8 Payment of Taxes. The Buyer shall pay all taxes incurred in connection with the transfer of the Assets from the Seller to the Buyer.

                        7. INDEMNIFICATION AND SURVIVAL.

        7.1 Indemnification by Seller and the Stockholder. Subject to the limitations set forth in this Section 7.1, the Seller and the Stockholder, jointly and severally, hereby agree to indemnify the Buyer against, and agree to protect, save and keep harmless the Buyer from, and hereby assumes liability for, the payment of all liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, settlements, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorney's and accountant's fees) of whatever kind and nature arising in any manner or under any circumstances that may be imposed on or incurred by the Buyer as a consequence of or in connection with the following:


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               (a) any breach by the Seller and/or the Stockholder of their representations or warranties contained in this Agreement (except representations or warranties relating to Excluded Liabilities, which are covered by (d) below);

               (b) any failure by the Seller and/or the Stockholder to perform their respective covenants or agreements contained in this Agreement (except covenants or agreements relating to Excluded Liabilities, which are covered by
(d) below);

               (c) the failure of the parties to comply with any applicable bulk sales or transfer laws, except as to liabilities and obligations specifically assumed by the Buyer under this Agreement; or

               (d)    the Excluded Liabilities.

        The indemnification and defense obligations of the Seller and the Stockholder set forth in Sections 7.1(a) and 7.1(b), as well as the related representations, warranties, covenants and agreements, shall survive the Closing hereunder for a period of two years, except that the representations and warranties with regard to taxes (as well as the related indemnification and defense obligations of the Buyer) shall survive for the period of the applicable statute of limitations and the representations and warranties with regard to the Seller's title to the Assets (as well as the related indemnification and defense obligations of the Buyer) shall survive the Closing indefinitely. In addition, the Seller's and the Stockholder's aggregate and collective indemnification obligations under Sections 7.1(a) and 7.1(b) shall be limited to the Purchase Price. Notwithstanding anything contained herein to the contrary, (i) the expiration of the period referred to above shall not serve to terminate or otherwise affect any pending claim against the Seller or the Stockholder for indemnification, or the Seller's indemnity obligation with respect to such claim; and (ii) the indemnification and defense obligations of the Seller and the Stockholder set forth in Sections 7.1(c) and 7.1(d), as well as the related representations, warranties, covenants and agreements, including the agreements of the Seller set forth in Section 1.3(a), shall survive the Closing indefinitely.

        7.2 Indemnification by Buyer. Subject to the limitations set forth in this Section 7.2, the Buyer agrees to indemnify the Seller and the Stockholder against, and agrees to protect, save and keep harmless the Seller and the Stockholder from, and hereby assumes liability for, the payment of all liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, settlements, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorney's and accountant's fees) of whatever kind and nature arising in any manner or under any circumstances that may be imposed on or incurred by the Seller as a consequence of or in connection with:

               (a) any breach by the Buyer of any representation or warranty contained in this Agreement (except representations or warranties relating to Assumed Liabilities, which are covered by (c) below);



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s
               (b) any failure by the Buyer to perform any covenant or agreement contained in this Agreement (except covenants or agreements relating to Assumed Liabilities, which are covered by (c) below); or

               (c) any of the Assumed Liabilities.

        The indemnification and defense obligations of the Buyer set forth in Sections 7.2(a) and 7.2(b), as well as the representations, warranties, covenants and agreements contained in this Agreement, shall survive the Closing hereunder for the period set forth in Section 7.1 in respect of the Seller. Notwithstanding anything contained herein to the contrary, (i) the expiration of the period referred to above shall not serve to terminate or otherwise affect any pending claim against the Buyer for indemnification, or the Buyer's indemnity obligation with respect to such claim; and (ii) the indemnification and defense obligations of the Buyer set forth in Section 7.2(c), as well as the related representations, warranties, covenants and agreements, including the agreements of the Buyer set forth in Section 1.3(b), shall survive the Closing indefinitely.

        7.3    Procedure for Indemnification - Non-Third Party Claims.

               (a) If at any time a party asserts that it is entitled to indemnification under Section 7.1 or 7.2 above in respect of a loss not involving a Third-Party Claim (as defined in Section 7.4) (such party being referred to as an "Indemnitee" and such assertion being referred to as a "Claim"), the Indemnitee shall promptly give to the party obligated to provide indemnification (the "Indemnitor") written notice of its claim setting forth (i) a full description of the nature of the Claim, and (ii) the total anticipated amount of the Claim, including any costs or expenses which have been incurred in connection therewith (a "Notice of Claim").

               (b) If the events or circumstances giving rise to the Claim have continued without dispute (as contemplated by (c) below) or cure for (30) days from the date the Notice of Claim is given, then the Indemnitor shall pay the Indemnitee the amount of the Claim as set forth in the Notice of Claim (unless the provisions of Section 7.4 are applicable thereto), provided that such payment shall not release the Indemnitor from liability for any other or further amounts claimed by the Indemnitee in connection with the Claim to the extent that the Indemnitee is entitled to indemnification therefor under Section 7.1 or
7.2 above. The Indemnitee's failure to give prompt notice, to provide copies of documents or to furnish relevant data to Indemnitor shall not constitute a defense (in whole or in part) to any claim by the Indemnitee against the Indemnitor for indemnification, except and only to the extent that such failure shall have adversely affected the ability of the Indemnitor to defend against or reduce the Claim or the Indemnitor is otherwise prejudiced thereby.

               (c) The Indemnitor may dispute any Claim asserted by the Indemnitee by giving written notice to the Indemnitee setting forth the basis of the dispute within thirty (30) days after the date of the Notice of Claim, at which time the parties shall attempt to resolve the disputed Claim through good faith negotiation.




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        7.4      Procedure for Indemnification - Matters Involving Third
                 Party Claims



                      (a) If any third party shall notify an Indemnitee with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Indemnitor under Sections 7.1 or 7.2, then the Indemnitee shall promptly notify the Indemnitor thereof in writing, provided that no delay on the part of the Indemnitee in notifying the Indemnitor shall relieve the Indemnitee from any obligation hereunder unless (and then solely to the extent) the Indemnitor is prejudiced thereby.

                      (b) The Indemnitor will have the right to defend the Indemnitee against the Third Party Claim with counsel of its choice satisfactory to the Indemnitee so long as (i) the Indemnitor notifies the Indemnitee in writing within 10 business days after the Indemnitee has given notice of the Third Party Claim that the Indemnitor will indemnify the Indemnitee from and against any loss that the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iii) if the Indemnitor is the Buyer, the Third Party Claim does not involve the Southern States Lease, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith and reasonable judgment of the Indemnitee, likely to establish a precedental custom or practice adverse to the continuing business interests of the Indemnitee, and (v) the Indemnitor conducts the defense of the Third Party Claim actively and diligently.

                      (c) So long as the Indemnitor is conducting the defense of the Third Party Claim in accordance with paragraph (b) of this Section 7.4, (i) the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitor (not to be withheld unreasonably), and (iii) the Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitee Party (not to be withheld unreasonably).

                      (d) In the event any of the conditions in paragraph (b) of this Section 7.4 is or becomes unsatisfied, however, (i) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnitor in connection therewith), (ii) the Indemnitor will reimburse the Indemnitee promptly and periodically for the costs and defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnitor will remain responsible for any losses that the Indemnitee may suffer resulting from arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

                      (e) After the Closing, to the fullest extent permitted by law, the indemnities set forth in this Section shall be the exclusive remedies of the Buyer, the Seller and the Stockholder for any misrepresentation or breach of warranty or representation contained in this



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Agreement or closing certificates delivered pursuant to Sections 9 and 10, and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or statutory, equitable or common law claims of any nature, kind or character whatsoever in respect thereof, all of which the Buyer, the Seller and the Stockholder hereby waive, provided that nothing in this clause (e) shall be construed to limit in any way the rights and benefits of, or the remedies available to, the Buyer, the Seller or the Stockholder under or in respect of any other instrument or agreement to which such party may be a party or for fraud.

                      (f) The Indemnitee shall cooperate with the Indemnitor in the defense of any Third-Party Claim assumed by the Indemnitor.

                8. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

        The obligations of the Buyer under this Agreement are subject, at the option of the Buyer, to the fulfillment at or prior to the Closing Date, of each of the following conditions:

        8.1 Representations and Warranties. Each of the representations and warranties of the Seller and the Stockholder contained herein shall have been true and correct in all respects as of the Closing Date as though made on and as of such date.

        8.2 Covenants. The Seller shall have performed and complied with, in all material respects, all obligations and agreements and covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing.

        8.3 No Adverse Proceedings. No material action or proceeding against the Seller or the Business and/or any of the Assets, or relating to the consummation of the transactions contemplated by this Agreement, shall have been instituted nor any material governmental investigation undertaken which might result in any such action or proceeding, or any order of a court entered which has the effect of enjoining or preventing the consummation of this transaction. No claim, action, suit, investigation or other court proceeding shall be pending or threatened before any court or governmental agency which threatens to prohibit the transactions contemplated by this Agreement or which seeks material monetary damages from or other relief against the Seller, the Business and/or any of the Assets.

        8.4 Closing Documents. The Seller shall have delivered to the Buyer the documents to be delivered at Closing under Section 3.3 hereof in form satisfactory to counsel to the Buyer.

        8.5 Consents, Permits and Approvals. Consents to the assignment of any Permits and the Assumed Contracts identified in the SCHEDULES hereto shall have been obtained (and copies provided to Buyer), in written instruments reasonably satisfactory to the Buyer.

        8.6 Discharge of Liens and Indebtedness. The Seller shall, at or prior to the Closing, discharge all Liens on any of the Assets.



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        8.7 Due Diligence. The Buyer shall, at or prior to the Closing, have completed its due diligence examination of the Seller, the Business and the Assets, and shall have been satisfied with the results thereof.

        8.8 New Lease. At or prior to the Closing, Buyer shall enter into a lease with Southern States in respect of the Seaford Leased Property.

        8.9 Title and Other Assurances. The Buyer's title to or interest in the Real Property shall be fully insurable as of the Closing Date by a nationally recognized title company (the "Title Company"), at normal premiums, free of all Liens or other title defects except standard exceptions appearing in the form of commitment used by the Title Company and Permitted Liens or those acceptable to the Buyer in the reasonable exercise of its discretion, and the officers of the Seller shall have executed such affidavits or statements regarding their lack of knowledge of any Liens or other matters adversely affecting the Buyer's title to the Real Property, as may be reasonably required by such title insurance company to issue an ALTA Form-B owner's title insurance policy for the Real Property as of the Closing Date with a "non-imputation" endorsement.



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              9. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER.

        The obligations of the Seller under this Agreement are subject, at the option of the Seller, to the fulfillment at or prior to the Closing Date of each of the following conditions:

        9.1 Representations and Warranties. The representations and warranties of the Buyer herein contained shall be true and correct in all respects as of the Closing Date.

        9.2 Covenants. The Buyer shall have performed all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with on or prior to the Closing.

        9.3 No Adverse Proceedings. No material action or proceeding against the Buyer relating to the consummation of the transactions contemplated by this Agreement, shall have been instituted nor any material governmental investigation undertaken which might result in any such action or proceeding, or any order of a court entered which has the effect of enjoining or preventing the consummation of this transaction. No claim, action, suit, investigation or other court proceeding shall be pending or threatened before any court or governmental agency which threatens to prohibit the transactions contemplated by this Agreement or which seeks material monetary damages from or other relief against the Buyer.

        9.4 Closing Documents. The Buyer shall have delivered to the Seller the documents to be delivered at Closing under Section 3.2 hereof in form satisfactory to counsel to the Seller.

        9.5 New Lease. At or prior to the Closing, Buyer shall enter into a lease with Southern States in respect of the Seaford Leased Property, which new lease shall be in a form reasonably satisfactory to Seller.

                                10. TERMINATION.

        10.1 Methods of Termination. This Agreement may be terminated and the purchase of the Assets as contemplated by this Agreement may be abandoned at any time, but not later than the Closing Date:

               (a) by mutual written consent of the Buyer and the Seller; or

               (b) by the Buyer by written notice to Seller after September 30, 1997 if any of the conditions to the Buyer's obligations provided in Section 9 of this Agreement shall not have been met by the Seller or waived in writing by the Buyer on or prior to such date (unless the failure results primarily from the Buyer breaching any representation, warranty or covenant contained in this Agreement); or

               (d) by the Seller by written notice to Buyer after September 30, 1997 if any of the conditions to the Seller's obligations provided in Section 10 of this Agreement shall not have been met by the Buyer or waived in writing by the Seller on or prior to such date (unless the



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failure results primarily from the Seller breaching any representation, warranty or covenant contained in this Agreement).

        10.2 Procedure Upon Termination. In the event of termination by the Buyer or the Seller or both pursuant to Section 10.1 above, written notice thereof shall be promptly given by the terminating party to the other party, and this Agreement shall terminate, and the purchase of the Assets hereunder shall be abandoned without further action by the Buyer or the Sellers. If this Agreement is terminated as provided herein, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

        10.3 Effect of Termination. If this Agreement is validly terminated in accordance with Sections 10.1 and 10.2 above, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Buyer or the Seller; provided, however, that nothing in this Section 10.3 shall relieve the Buyer or the Seller of any liability for a material breach of this Agreement occurring prior to termination.

                               11. CONFIDENTIALITY

        11.1 Confidential Information. From and after the Closing Date, the Seller and the Stockholder (and their affiliates) jointly and severally covenant and agree that it and they will not divulge or disclose to any third party (other than the Buyer or any agent or employee of the Buyer) any information of a proprietary, secret or confidential nature related to the Business, except as contemplated by this Agreement.

        11.2 Remedies. It is recognized that damages in the event of breach of this Section 11 would be difficult, if not impossible, to ascertain and it is therefore agreed that the Buyer, in addition to and without limiting any other remedy or right any of them may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach; the Seller and the Stockholder hereby consent to the jurisdiction of any court located in the jurisdiction where the event giving rise to such breach shall have occurred or is occurring. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Buyer may have.

                               12. MISCELLANEOUS.

        12.1 Expenses. Except as otherwise specifically provided herein, each party hereto shall be solely responsible for all fees, costs and expenses incurred by it or on its behalf in connection with the preparation, negotiation and execution of this Agreement and the Schedules hereto, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees, costs and expenses of its counsel, accountants, brokers, funders, investment bankers, financial advisors and other representatives.


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        12.2 No Solicitation. At no time prior to the termination of this
Agreement shall Seller or the Stockholder solicit or entertain any offer to purchase the Assets made by any person, firm or corporation other than Buyer.

        12.3 Notices. All notices and other communications hereunder or in connection herewith shall be in writing and delivered as follows:

               If to the Buyer, to:
                     Richard L. Willey
                     Vice President and General Manager
                     Grain & Oilseed Division
                     Perdue Farms Incorporated
                     P.O. Box 1537
                     Salisbury, MD 21802-1537

        With copies to:

                      Herbert D. Frerichs, Jr.
                      Piper & Marbury L.L.P.
                      Charles Center South
                      36 South Charles Street
                      Baltimore, MD 21201-3018

        If to the Seller or the Stockholder, to:

                      Zapata Corporation
                      1717 Saint James Place, Suite 550
                      Houston, TX 77056
                      Attention:  Eric T. Furey

        All notices, requests, demands or other communications hereunder shall be given to or made upon the respective parties hereto at their addresses set forth above, or, as to any party, at such other address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective when personally delivered or upon delivery when sent by United States registered or certified mail, postage prepaid, or when sent by confirmed facsimile, or when delivered by overnight courier.

        12.4 Entire Agreement. This Agreement and the other agreements contemplated herein, including the Schedules hereto, constitutes the entire agreement among the parties and supersedes all prior agreements, correspondence, conversations and negotiations with respect to the subject matter hereof.


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        12.5 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction illegal, void or unenforceable, the other provisions shall not be effected, but shall remain in full force and effect.

        12.6 Modification and Amendment. This Agreement may not be modified or amended except by an instrument in writing duly executed by the parties hereto, and no waiver of compliance of any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto seeking to be charged with such waiver or consent.

        12.7 Time of the Essence. Time is of the essence in every provision of this Agreement where time is a factor.

      12.8 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        12.9 Specific Performance. Notwithstanding anything in this Agreement to the contrary if, on the Closing Date, either party (i) has complied with all the conditions to the obligations of the other party contained in Section 8 or 9, as the case may be, and (ii) has notified the other party of its intention to consummate the transactions contemplated under this Agreement and has furnished evidence of its willingness and ability to do so, and if the Closing does not then occur due to the refusal of the other party to so consummate the transactions contemplated under this Agreement, the non-refusing party will be entitled to specifically enforce the terms of this Agreement in a court of competent jurisdiction, it being acknowledged that monetary damages due the other party in such case cannot be adequately determined at law. An action for specific performance by a party hereunder shall be deemed to be a waiver of any unfulfilled condition required of the other party, if any, under Sections 8 or 9, as the case may be. The existence of this right shall not preclude any other rights and remedies at law or in equity, including, without limitation, monetary damages, which the Buyer, the Seller or the Stockholder may have.

        12.10 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legatees, beneficiaries, personal representatives and other legal representatives and assigns, as the case may be. This Agreement may not be assigned by either party hereto without prior written consent of the other.

        12.11 Further Assurances. In addition to the actions, documents and instruments specifically required to be taken or delivered hereby, prior to and after the Closing and without further consideration, the Seller and the Buyer shall execute, acknowledge and deliver such other assignments, transfers, consents and other documents and instruments and take such other actions as either party, or their counsel, may reasonably request in order to complete and perfect the transactions contemplated by this Agreement.

        12.12 Enumerations and Headings. The enumerations and headings contained in this Agreement are for convenience of reference only and shall in no way be held or deemed to define,



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limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision or the scope or intent of this Agreement, or in any way effect this Agreement.

        12.13 Counterparts. This Agreement may be signed in two or more counterparts, all of which, taken together, shall be deemed to constitute one original Agreement.

        12.14 Publicity. Except as may otherwise be required by law, each party hereby agrees that, on or prior to the Closing Date, it shall not issue any press release or make any public statements, whether written or oral, with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

        12.15 Employee Matters. As of the Closing Date, the Buyer shall offer employment to the employees of the Seller. In respect of each such employee of the Seller who accepts the Buyer's offer of employment on or prior to the Closing Date, such hired employee shall be deemed terminated by Seller and newly hired by Buyer.

        12.16 No Third-Party Beneficiaries. This Agreement, including, without limitation, Section 12.15 above, shall not confer any rights or remedies upon any person other than the Buyer, the Seller, the Stockholder and their respective successors and permitted assigns.




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           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                        PERDUE FARMS INCORPORATED

                                        By:....................................
                                            Richard L. Willey
                                            Vice President and General Manager
                                            Grain & Oilseed Division

                                        ZAPATA PROTEIN, INC.

                                        By:....................................
                                            Clyde Gilbert
                                            Senior Vice President-Operations

                                        VENTURE MILLING COMPANY

                                        By:....................................
                                            Clyde Gilbert
                                            Senior Vice President-Operations




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                      SCHEDULES TO ASSET PURCHASE AGREEMENT

                          SCHEDULES ARE ATTACHED HERETO